Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Declares Quarterly Dividend

Indiana, Pa., October 18, 2011 – The Board of Directors of First Commonwealth Financial Corporation (NYSE:FCF) declared a dividend on October 18, 2011 of $0.03 per share payable on November 15, 2011, to shareholders of record at the close of business October 31, 2011. This dividend represents a 3% projected annual yield utilizing the September 30, 2011 closing market price of $3.70.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.7 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 112 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Contact:

Media:

Susie Barbour

Media Relations Supervisor

724-463-5618

Investor Relations:

Donald A. Lawry

Vice President

724-349-7220

###